UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2008
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	760753089
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
805 Las Cimas Parkway Suite 400
Austin, TX 78746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
          On May 23, 2008, American Campus Communities, Inc. (the “Company”), as Parent Guarantor, entered into a Senior Secured Term Loan Agreement (the “Loan Agreement”) with American Campus Communities Operating Partnership LP, as Borrower, the Subsidiary Guarantors named therein, the Initial Lenders named therein, KeyBank National Association, as Administrative Agent, and KeyBanc Capital Markets Inc., as Lead Arranger, for a $100,000,000 senior secured term loan (the “Loan”) with maturity date of May 23, 2011, which may be extended at the Company’s option to May 23, 2012 subject to the satisfaction of certain conditions. The Loan bears interest at a variable rate, at the Company’s option, based upon a base rate or one-, two-, three-, or six-month LIBOR plus, in each case, a spread based upon the Company’s total leverage. The Company intends to use the Loan to finance a portion of the cash consideration and merger costs relating to the acquisition by the Company of GMH Communities Trust, with any remaining portion to be used for the acquisition and/or development of properties, to make capital expenditures, for working capital purposes and for other general corporate purposes. The description herein of the Loan Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Loan Agreement filed as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
          The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
          (c) Exhibits
          The Exhibits to this Report are listed on the Exhibit Index attached hereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2008	AMERICAN CAMPUS COMMUNITIES, INC.

	By:	/s/ Jonathan A. Graf Jonathan A. Graf
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Form of Senior Secured Term Loan Agreement among American Campus Communities, Inc., as Parent Guarantor, American Campus Communities Operating Partnership LP, as Borrower, the Subsidiary Guarantors named therein, the Initial Lenders named therein, KeyBank National Association, as Administrative Agent, and KeyBanc Capital Markets Inc., as Lead Arranger